                                                                   EXHIBIT 10.11

                Confidential Treatment Requested Confidential
                    Portion Has Been Filed Separately With
                    the Securities and Exchange Commission

                                   AGREEMENT

     THIS AGREEMENT is entered into and effective as of the date of signing by the last of the parties to sign below, and is by and between FREIGHTLINER CORPORATION, of 4747 N. Channel Avenue, Portland, Oregon 97208 (hereinafter "Freightliner"), and ODETICS ITS, INC., of 1515 S. Manchester Avenue, Anaheim, California 92802 (hereinafter "Odetics ITS").

                                  BACKGROUND
                                  ----------

     1. Odetics ITS, and Daimler-Benz of Stuttgart, Germany, have been involved in developing a product for, among other purposes, detecting when a vehicle departs from a highway lane. The Lane Tracking System (hereinafter "LTS") portion of this product is that portion which detects a potential lane departure of a vehicle at an early stage to provide a warning to the vehicle driver.

     2. Odetics ITS and Freightliner desire to work together to develop a Lane Tracking System adapted for North American driving conditions (hereinafter "North American Lane Tracking System" or "NALTS"). It is expected that the NALTS will be particularly useful for truck operators and may have applications outside North America. A preliminary description of the NALTS product as it exists as of the effective date of this agreement is attached hereto as Exhibit A.

     3. The parties hope that much of the work previously accomplished by Odetics ITS, in connection with developing the LTS with Daimler-Benz will be applicable to the development of the NALTS. It is also expected that Freightliner's familiarity with road conditions in North America, and with truck development in general, will also assist in the more rapid completion of an acceptable NALTS product.

     4. This Agreement establishes the basis by which Freightliner and Odetics ITS, will cooperate in the development of a NALTS product. In addition, this Agreement establishes the terms under which Freightliner may purchase NALTS products from Odetics ITS for resale to customers as an optional equipment item for its Class 3-8 trucks, to other Original Equipment Manufacturers, and to after-market customers. This agreement also includes terms restricting Odetics ITS to the sale in North America of NALTS products for Class 3-8 trucks to Freightliner on an exclusive basis for a limited period of time.

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NOW, THEREFORE, the parties agree as follows:

     I.   Definitions
          -----------

     A. The terms "System", "North American Lane Tracking System" and "NALTS" are equivalent names for the lane departure detection product covered by this Agreement and which will have particular applicability to North American road conditions. The NALTS product will include a physical assembly consisting of 1) an electronic module that includes a host processor, an image capture device, circuits that receive inputs and provide outputs, and an external interface connector; 2) embedded lane departure detection Application Software; 3) embedded Operating System Software; and 4) embedded Lane Detection Techniques. The NALTS product does not include external sensors or detectors for providing vehicle data or road data inputs.

     B. "Application Software" shall mean software which operates in the selected host Operating System Software environment that implements algorithms used in the System to process captured images, implement the Lane Detection Techniques to determine Lane departure from an evaluation of specified inputs, and provide a warning of lane departure based on these determined conditions. The Application Software shall be jointly developed with Odetics ITS as the lead and Freightliner as support.

     C. "Lane Detection Techniques" shall mean algorithms and techniques for detecting the existence of lane markings along a roadway for use by the Application Software in determining possible lane departure. Freightliner will develop the Detection Techniques with support by Odetics ITS.

     D. "Operating System Software" shall mean software developed and provided by Odetics ITS, that operates a system processor included in the System and that also hosts the Application Software.

     E. "Background Technology" shall mean drawings, data, know-how, inventions, software, and other technical information owned or possessed by a party prior to February 6, 1998, the commencement of cooperation between the parties in connection with developing the System. In the case of Odetics ITS, Background Technology shall include, but is not limited to, Odetics ITS vision sensor products to detect changes in images of highway lane markings, to process detected images, and to provide outputs to warning devices. Freightliner Background Technology shall include, but is not limited to, techniques for presenting

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information to drivers and the integration of electronics on Freightliner trucks.

     F. "Foreground Technology" shall mean all drawings, data, know-how, inventions, software and other technical information developed subsequent to February 6, 1998, the commencement of cooperation between the parties in connection with developing the system, and which specifically relates to the NALTS.

     G. "Developed" shall mean developed, invented, authored, or created, but does not include mere ideas prior to the time a substantial effort is made to incorporate the ideas into software or into an embodiment of the System.

     H. "Software" shall mean the specifications, high level and detailed level design, code in all of its forms, tests and integration test documents, and the underlying algorithms incorporated into code.

     I. "Testing Procedure" shall mean a testing procedure mutually agreed to by the parties to which NALTS prototype products and NALTS production products are subjected prior to delivery to Freightliner.

     J. "Freightliner Owned Tooling" shall mean any tooling for which Freightliner has agreed in advance to make payment and for which payment has been made by Freightliner.

     K. "Freightliner Companies", when used in this Agreement, shall mean Freightliner Corporation, its subsidiaries and joint ventures throughout the world, including, but not limited to Sterling Truck Corporation, Alliance, Freightliner Custom Chassis Corporation, and America LaFrance Corporation, but does not include Daimler-Benz.

     L. "C-sample" or "C-sample prototypes" shall mean production-intent NALTS products produced, as much as possible, using production tools and production processes.

     II.  Development of Customer Product Definition
          ------------------------------------------

     A. The parties shall cooperatively work with one another to prepare a Customer Product Definition for the NALTS product. Time is of the essence and it is expected the Customer Product Definition will be completed by January 29, 1999.

     B. The Customer Product Definition will include, but is not limited to: a detailed definition of the Operating System

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Software and of the Application Software which will further functionally define the NALTS System; a detailed list of hardware which is required for the Operating System Software and Application System Software to operate; a block diagram and/or a functional description of circuits required for a NALTS product to operate in a truck environment with the Application Software and Operating System Software; a projected time schedule for producing prototypes of the NALTS product and for going into production with such products following the acceptance of prototypes; an estimated price for NALTS products FOB Freightliner acceptance criteria and testing procedures for Operating System Software, Application Software and NALTS prototypes products.

     C. The Customer Product Definition is to be agreed upon and accepted by both parties concurrently with the development of NALTS prototype products. Subject to an extension by mutual written agreement of the parties, either party may terminate this Agreement for any or no reason upon written notice to the other party without any further obligation or liability to the other party if a Customer Product Definition, which is acceptable to each party, is not completed by March 31, 1999. In the event this Agreement is terminated for lack of a mutually acceptable Customer Product Definition, Freightliner and Odetics ITS shall have a paid-up, royalty-free, worldwide license to utilize the Customer Product Definition without any duty to account to the other party; provided, however, this license to use the Customer Product Definition does not constitute a license to either party to utilize background or foreground technology solely owned by the other party. Each party shall bear its own costs and expenses incurred in connection with the development of the Customer Product Definition.

     D. Unless altered by the Customer Product Definition, the responsibilities of the parties for development work in connection with NALTS prototypes and production products shall be as follows:

          1.   Freightliner and Odetics ITS shall jointly be responsible for:
(a) cooperating in developing a Customer Product Definition; and (b) adapting the Lane Detection Techniques from the Odetics ITS/Daimler-Benz cooperative effort to operate in North America.

          2.   Freightliner shall have primary responsibility for: (a) [*]; and
(b) [*].

__________
[*] Confidential Treatment Requested for Redacted Portion

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           3.  Odetics ITS shall have primary responsibility for: (a) [*]; (b)
[*]; (c) [*]; (d) [*]; (e) [*]; (f) [*]; (g) [*]; and, (h) [*].

     III.  Modifications Following the Approval of
           ----------------------------------------
           the Customer Product Definition
           -------------------------------

     Following the approval by both parties of the Customer Product Definition for the NALTS product, any design change for the NALTS product by either party will not be made without prior evaluation and approval of the proposed change by the other party.

     IV.   Production of NALTS Prototypes
           ------------------------------

     The parties agree to promptly work toward producing C-sample prototypes with each party carrying out their responsibilities as set forth above. Unless the parties by mutual agreement extend the time for production of C-sample prototypes, by no later than [*] Odetics ITS will provide C-sample prototype NALTS products to be tested for compliance with the Customer Product Definition as it exists at the time of delivery of the prototypes to Freightliner for evaluation and field testing. The exact quantity of prototype NALTS products to be provided by Odetics ITS will be mutually agreed to prior to assembly and delivery of such prototypes. The price for prototypes shall be as stated in Exhibit B, which Freightliner shall promptly pay upon delivery of such prototypes. If such prototypes in compliance with the Customer Product Definition are not provided to

__________
[*] Confidential Treatment Requested for Redacted Portion

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Freightliner within the time frame specified by this paragraph of the Agreement, each party shall have the option of terminating this Agreement without further liability to the other party. In the event of any such termination, Freightliner (for use on its class 3-8 trucks) and Odetics ITS (excluding class 3-8 trucks in North America) shall have a paid-up, royalty-free, worldwide license to utilize jointly-developed Foreground Technology without any duty to account to the other party; provided, however, this license to use the jointly-developed Foreground Technology does not constitute a license to either party to utilize background or foreground technology solely owned by the other party. Freightliner and Odetics ITS shall in good faith negotiate appropriate licenses for use of jointly-developed Foreground Technology for applications excluded above and for use of solely owned background or foreground technology.

     V.   Supply of NALTS Products
          ------------------------

     A. Following the acceptance of NALTS prototypes by Freightliner and during the term of this Agreement, Odetics ITS shall, subject to receipt of a Freightliner purchase order, deliver NALTS products to Freightliner for sale in its Class 3-8 trucks, sale to other OEM, and/or sale through its after-market channels. The price(s) for NALTS products shall be as set forth in Exhibit B. Provided Odetics ITS is able to meet Freightliner's quality, delivery schedule, product specification and warranty requirements, Freightliner may, but is not required to, purchase NALTS products from Odetics ITS. Based upon Freightliner's forecast of NALTS product sales, Odetics ITS shall allocate sufficient NALTS product production capabilities to supply Freightliner with NALTS products which are purchased by Freightliner from Odetics ITS. In the event of a shortage of components, production capacity or other circumstances which prevent or interfere with Odetics ITS filling of customer orders, Freightliner shall receive preference.

     B. The base prices for NALTS products shall be as set forth in Exhibit B. These base prices shall only be adjusted after good faith negotiation between the parties and modification of Exhibit B by mutual agreement. With respect to modifications in NALTS products which may be mutually approved by the parties over time following the acceptance of the prototypes, the price(s) in Exhibit B shall be used as a base line for negotiating in good faith the initial price for the modified product. Odetics ITS shall supply NALTS products, as well as modified NALTS products, to Freightliner to the extent Freightliner issues purchase orders to Odetics ITS for such products. Freightliner shall have no purchase requirements with respect to any NALTS product provided NALTS products are made available to Freightliner customers as a published option on or before [*]. If Freightliner does not include NALTS as a published option on or before [*] it shall reimburse Odetics ITS for reasonable NALTS non-recurring engineering and development costs. In addition, exclusivity provisions are subject to purchase goals specified in Article VI.

     C. The parties acknowledge the importance of reducing the price of NALTS products sold by Odetics ITS to Freightliner and they shall cooperate with one another to reduce the cost of materials and production of the NALTS products, including modified versions of such products, to thereby result in a reduction in the price to Freightliner for such products. Any price change resulting from price reduction cooperation shall be negotiated in good faith by the parties and shall be effective only upon modification of Exhibit B by mutual agreement.

     D. Unless otherwise agreed by the parties, Freightliner shall pay tooling costs for tooling (but not for production equipment) specifically required to produce NALTS products for Freightliner. All tooling for which Freightliner has been invoiced and for which Freightliner has made full payment of the invoice, shall be owned solely by Freightliner. Odetics ITS agrees that it will not use Freightliner owned tooling to produce any products for any other party, unless authorized in writing in advance by Freightliner.

     E. The parties agree that the terms and conditions of Freightliner's standard purchase order as modified in Exhibit C shall apply to any and all orders for NALTS products by Freightliner from Odetics ITS whether or not these modified terms and conditions are cited therein.

     F. Odetics ITS shall be responsible for integrating and incorporating software into any NALTS products, at the time of manufacture, regardless of who develops the software. Odetics ITS shall maintain a NALTS product identification system to enable a determination of the specific version of software and hardware included in each NALTS product from an examination of the NALTS product.

     G. Odetics ITS and Freightliner recognize the benefits of supplying a quality product to the purchaser of Freightliner vehicles. To better ensure that NALTS products will meet the temperature and other conditions experienced in Freightliner trucks, such products will be tested in accordance with a test procedure to be mutually agreed upon in good faith by the

__________
[*] Confidential Treatment Requested for Redacted Portion

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parties. Odetics ITS shall bear the cost of compliance with the test procedure for stand-alone product testing; Freightliner shall bear the cost of compliance with the test procedure for in-truck system level and road testing.

     H. Odetics ITS shall provide Freightliner with sufficient information concerning the NALTS product, including any software included in such product (including source code if required) to enable Freightliner and its designees to service NALTS products. Odetics ITS hereby grants Freightliner and its designees a paid up, royalty fee, worldwide license to maintain, service, install any authorized modification or upgrade, and repair any NALTS products purchased by Freightliner Companies from Odetics ITS. Such license does not authorize Freightliner or its designees to manufacture, have manufactured, incorporate or make derivatives of any NALTS products for any purpose.

     VI.  Exclusivity
          -----------

     A. Recognizing Freightliner's contributions to the development of NALTS products, for a period of three (3) years from the commercial availability of NALTS products to Freightliner customers, Odetics ITS will not provide any NALTS product developed pursuant to this Agreement, or any product incorporating any Odetics ITS or Freightliner Background or Foreground Technology, or any lane departure detection product to any other Class 3-8 vehicle manufacturer or for use in Class 3-8 vehicles knowingly destined for delivery or sale to end users in North America. This initial three (3) year exclusivity period is contingent upon Freightliner achieving the agreed minimum purchase goals listed in the following table. A two (2) year extension of the exclusivity to five (5) years is subject to a mutually agreed marketing method addressing non-Freightliner fleet purchases.

                            Minimum Purchase Goals
                            ----------------------

-------------------------------------------------------------------------------
       Time from First Notice or                   Total Unit Volume of
     Offering of NALTS Products for                 Purchase Orders of
                  Sale                              NALTS Products by
       To Freightliner Customers                  Freightliner Companies
-------------------------------------------------------------------------------
            0 to one year                                   [*]
-------------------------------------------------------------------------------
        One year and one day                                [*]
            to two years
-------------------------------------------------------------------------------
        Two years and one day                               [*]
           to three years
-------------------------------------------------------------------------------

__________
[*] Confidential Treatment Requested for Redacted Portion

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It is specifically understood by the parties that Freightliner is not obligated to make any purchases from Odetics ITS. Should Freightliner not make the minimum purchases from Odetics ITS during any calendar year, Odetics ITS shall have as its sole remedy, waiver of all restrictions in this paragraph VI for sale of any NALTS product developed pursuant to this Agreement, or any product incorporating any Odetics ITS or Freightliner Background or Foreground Technology, or any lane departure detection product to any other Class 3-8 vehicle manufacturer or for use in Class 3-8 vehicles.

     B. Recognizing Odetics ITS contributions to the development of NALTS products, for the same time periods specified in paragraph VI A, Freightliner:
(1) will not cooperate or participate in the development of any product competitive to any NALTS product incorporating any Odetics ITS Background Technology, Freightliner Foreground Technology or jointly-developed Foreground Technology; and (2) will specify the NALTS products developed under this agreement as the Freightliner recommended and preferred Lane Departure Detection product or system.

     C. Except for any license which is expressly set forth in this Agreement, neither party to this Agreement grants the other party any rights in its own Background or Foreground Technology or in any other technology owned by the other party. Subject to whatever patent and copyright rights the other party may have, and subject to the exclusivity provisions of the preceding paragraphs (paragraphs VI. A and VI. B of this Agreement, either party is free to independently develop, offer to sell or sell any products or services even though such products or services may be similar to the products covered by this Agreement.

     VII.  Confidentiality
           ---------------

     The Confidentiality Agreement dated September 9, 1998 which is now in effect between the parties shall remain in effect.

     VIII. Intellectual Property Rights/Licensing
           --------------------------------------

     The following provisions shall apply to the rights and obligations of the parties with respect to the results of the development work:

     A.    Background Technology

     Each party shall retain ownership of its own Background Technology; and unless otherwise expressly provided herein, neither party grants the other any license to disclose such technology or to use such technology in connection with the manufacture or sale of any products.

     B.   Foreground Technology

          1. Foreground Technology developed by an employee or representative of a party and any patents or other intellectual property rights based thereon, shall be owned by that party. The parties shall inform each other of patent applications which are filed on such inventions. The parties specifically agree that, as between the parties, the Lane Detection Techniques developed in whole or in part by Freightliner shall be deemed Freightliner owned Foreground Technology. Freightliner shall, as between the parties, solely own the Lane Detection Techniques and all worldwide rights therein, including, but not limited to worldwide copyright and patent rights therein.

          2. Foreground Technology developed jointly by employees or representatives of both parties, and any patents or other intellectual property rights based thereon, shall be jointly owned by both parties. In order for Foreground Technology to be jointly developed, employees or representatives of both parties must contribute substantially to a completed design. A substantial contribution to a completed design does not include mere specification of form, fit and function or testing or critiquing a completed design.

          3. The party to whose business a jointly made invention most closely relates shall have the first option to file a U.S. patent application and any foreign patent application(s) using counsel of its choice, and the other party will cooperate fully therein, including in the execution of all necessary documents. If such party chooses not to file on a jointly made invention, the other party may file and shall have the cooperation of the non-filing party. Neither party is obligated to file any patent application on any invention. In the absence of a written agreement to the contrary, the party who proceeds with the filing of a patent application shall bear all costs associated with obtaining patent protection on an invention and may abandon its attempt to seek patent protection or any resulting patent without notice to the other party. Either party, at its own expense, may file foreign (non-U.S.) patent applications on jointly made inventions. The other party shall jointly own any such foreign patent applications and any patent rights issuing thereon and is not obligated to make any payment therefore.

     C.   Patents and Copyrights

          1. As between the parties, all worldwide copyrights in Freightliner Background Technology and in the Lane Detection Techniques and in all derivative works thereof shall belong to Freightliner. Odetics ITS will execute all documents, prepared at Freightliner expense, required to assign and/or confirm such rights in Freightliner.

          2. As between the parties, all worldwide copyrights in Odetics ITS Background Technology and in all derivative works thereof shall belong to Odetics ITS. Freightliner will execute all documents, prepared at Odetics ITS expense, required to assign and/or confirm such rights in Odetics ITS.

          3. As between the parties, all worldwide copyrights in jointly-developed Foreground Technology shall be belong to both parties and either party may copy, use, or make derivative works without accounting to the other party. Worldwide copyrights in derivative works shall belong to the party creating the derivative works.

     D.   Licensing

          1. At any time while this Agreement is in effect and following the completion of NALTS prototypes acceptable to the parties, in the event Odetics ITS is unable or unwilling to supply any NALTS products to Freightliner pursuant to this Agreement, Odetics ITS hereby grants to Freightliner upon any such occurrence a paid-up, royalty-free, perpetual, nonexclusive, worldwide right and license to use any technology incorporated in any NALTS product previously delivered to Freightliner, and modifications and derivative works based thereupon, in any Freightliner Corporation class 3-8 truck. This license shall extend to use and resale by Freightliner, its subsidiaries, joint ventures and their customers of products incorporating this technology. In such an event, Odetics ITS agrees to transfer any Freightliner owned tooling to Freightliner and grants Freightliner a license to any patents, copyrights and other technology required to enable Freightliner to carry out the provision of this paragraph VIII. D. 1 of this Agreement.

          2. Providing NALTS products conforming to the Customer Product Definition are developed and prototypes are delivered to Freightliner, Freightliner grants Odetics ITS a paid-up, exclusive, royalty-free, worldwide, license to utilize Freightliner Foreground Technology to make, have made, use, offer to sell or sell in any lane tracking device provided such devices

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are for other than Class 3-8 trucks in North America during any effective exclusivity period.

          3. During any effective exclusivity period, Odetics ITS shall have no right to use Freightliner Background or Foreground Technology, including Lane Detection Techniques and derivatives thereof, in any product for use in any class 3 - 8 truck(s) except as such products are sold to Freightliner or Freightliner designees. Beginning upon expiration of any exclusivity period or failure by Freightliner to meet Minimum Purchase Goals and continuing for three
(3) years thereafter, Odetics ITS shall pay Freightliner a royalty for use of Freightliner Background or Foreground Technology in the amount of three percent (3%) of the net sales price for any NALTS product, or derivative thereof incorporating Freightliner Technology, sold to a party other than Freightliner or Freightliner designee for use in any end user class 3-8 truck in North America. Thereafter, sales of NALTS products or derivatives thereof incorporating Freightliner Technology to another party shall be royalty free. Net sales price will not include shipping costs, sales and excise taxes, export duties or fees, sales commissions, or the cost of parts purchased from Odetics ITS. Such royalties will be payable semi-annually on or before thirty (30) days after June 30 and December 31.

     IX.  Term and Termination
          --------------------

     A. Unless earlier terminated in accordance with its terms, this Agreement shall remain in force for a period of ten (10) years from its effective date.

     B. This Agreement may be terminated by either party upon a material breach by the other party which is not cured within sixty (60) days of written notice to the breaching party from the non-breaching party. The following provisions of the Agreement shall remain in effect following termination: VI,
                                                                          --
VII, and VIII
-------------

     X.   Warranties
          ----------

     A. Each party warrants that it has the right to enter into this Agreement.

     B. In the event a claim is received by one party that alleges the NALTS Products or any part thereof infringes upon the patent, copyright, trademark or proprietary rights of others, the receiving party shall immediately notify the other party in writing of such claim. The party whose Background or Foreground Technology is the subject of the claim, or the party whose business more closely relates to a jointly developed Foreground Technology that is the subject of the claim shall be authorized the sole power to defend or settle such claim, and exercise its best efforts to procure for the other party the right to use the NALTS Products or modify the NALTS Products to avoid infringement. The other party will cooperate, at its own expense, in the defense of any such claims as reasonably requested by the defending party. The defending party shall indemnify and hold the other party harmless from any damages resulting from a judgment of infringement from a competent authority.

     XI.  Miscellaneous
          -------------

     A. The rights and obligations of the Parties to this Agreement and all interpretations of this Agreement shall be governed in all respects by the domestic laws of the State of Oregon, except for its rules with respect to conflict of laws.

     B. Any notices, reports and submittals required by this Agreement must be in writing and may be given by U.S. Express Mail (or other written means if receipt is acknowledged or if proof of delivery is obtained) to:

     FREIGHTLINER CORPORATION           ODETICS ITS, INC.
     Attn: Kristi Kerbs                 Attn: Dan Gilliam
     4747 N. Channel Avenue             1515 S. Manchester Avenue
     P.O. Box 3849                      Anaheim, CA 92802
     Portland OR 97208-3849             Phone: 714/780-7259
     Phone: 503/735-6987                Fax: 714/780-7246
     Fax: 503/735-7328

     C. This Agreement may not be changed, amended or modified except by means of a written document executed by the duly authorized representatives of the parties.

     D. This Agreement, including the Exhibits A-B and the Confidentiality Agreement identified in Article VII, which are each incorporated by reference herein, shall constitute the entire agreement between the parties related to its subject matter and supersedes any prior contemporaneous discussions, understandings' representations or proposals' written or oral between the parties. No party has relied upon any representation (whether express, implied or by way of omission) unless such representation is contained in this Agreement. If any portion of this Agreement is held illegal or unenforceable by a court of competent jurisdiction, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired.

     E. No term of this Agreement shall be considered waived, and no breach excused by either party unless made in writing executed by an authorized representative of the party which is waiving or excusing the breach. No consent, waiver or excuse by any party, whether express or implied, shall constitute a subsequent consent, waiver or excuse.

     F. Neither this AGREEMENT nor any interest herein may be assigned, in whole or in part, by either party hereto without the prior written consent of the other party hereto, except that without securing such prior consent, either party hereto shall have the right to assign this AGREEMENT to any successor or to such party by way of merger or consolidation or the acquisition of substantially all of the entire business and assets of such party relating to the subject matter of this AGREEMENT, provided that such successor shall expressly assume all of the obligations and liabilities of such party under this AGREEMENT, and provided further, that such party shall remain liable and responsible to the other party hereto for the performance and observance of all such obligations.

     G. With the exception of injunctive relief sought by either party, any dispute unresolved between the parties arising out of or in connection with this Agreement shall be settled by binding arbitration. Arbitration shall be conducted in a mutually convenient location in accordance with the rules of the American Arbitration Association ("AAA"). In any case, there shall be only one arbitrator who shall be selected by mutual agreement of the parties. The Civil Discovery Rules of the State of Oregon shall apply to such arbitration. The prevailing party shall be entitled to reasonable costs and attorney fees. Judgment upon any award may be entered in any court having jurisdiction thereof.

     H. This Agreement may be executed in duplicate with each party retaining a fully executed copy with each such executed copy having the full force and effect of an original.

     I. The subheadings of this Agreement, including those in the Exhibits hereto, are provided for purposes of convenience and are not to be considered nor are they to affect the interpretation of this Agreement.

     J. The parties are independent contractors relative to one another. Nothing in this Agreement shall be construed as creating a fiduciary relationship between the parties or making the parties partners, joint ventures or employees of the other, or to make either party liable for any of the debts or obligations of the other party. Neither party shall be considered as an agent, employee or representative of the other in any dealings with third parties, or otherwise. Neither party shall act for or make any representations on behalf of the other party and shall have no power to contract on behalf of the other party.

     K. Force Majeure - Neither party shall be liable to the other for failure to perform its obligations under the Agreement when performance is prevented by flood, drought, fire, war, riot, acts of God, Government interference, or any other cause beyond its control.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives as of the dates set forth below.

Freightliner Corporation                Odetics ITS, Inc.
(Freightliner)                          (Odetics ITS)

By:    /s/ V.W. THOMAS                  By:    /s/ JACK JOHNSON
       -----------------------------           -----------------------------
Name:  V.W. Thomas                      Name:  Jack Johnson
       -----------------------------           -----------------------------
Title: V.P. Purchasing                  Title: President
       -----------------------------           -----------------------------
Date:  1-11-94                          Date:  December 23, 1998
       -----------------------------           -----------------------------

                                   EXHIBIT A

                   PRELIMINARY DESCRIPTION OF NALTS PRODUCT
                   ----------------------------------------

The North American Lane Tracking System (NALTS) is a single board electronic module for Freightliner Corporation class 3-8 trucks,which when properly located, aimed, and focused will capture roadway images, process them to identify lane markings, track the lane markings, collect other vehicle inputs, evaluate lane marking positions with respect to the other vehicle inputs, and generate an audible tone warning when an imminent lane departure is calculated.

The module consists of a power subsystem (voltage regulator and transient protection); an imaging subsystem (lens, lens mount, +imager, and video buffer); a processing subsystem (digital signal processor, volatile memory, non-volatile memory, and control logic); a discrete interface subsystem (two input receivers and an output driver with protection circuitry); a CAN interface subsystem (CAN processor and CAN transceivers); a warning generation subsystem (pulse generator, amplifier, and protection circuitry); and an interface subsystem. The figure below shows a graphical representation of the system. The module hosts a complete lane tracking software solution including image capture and improvement, lane detection techniques, and drivers for the various system interfaces.


               [DIAGRAM OF PROPOSED NALTS PRODUCT APPEARS HERE]

                                   EXHIBIT B

                        BASE PRICES FOR NALTS PRODUCTS
                        ------------------------------

       ===================================================================
                                          Annual Order Quantity
                                          --------------------------------
                                           [*]          [*]        [*]
       -------------------------------------------------------------------
       Unit Price                         $[*]         $[*]       $[*]
       ===================================================================

C Samples  $815 each

Notes:
1.  All prices quoted FOB Sellers Factory in 1999 U. S. dollars.
2.  Price breaks are based upon annual order quantities.
3. Price for quantity [*] is based upon a planned design update for cost reduction.

__________
[*] Confidential Treatment Requested for Redacted Portion

     EXHIBIT C - FREIGHTLINER TERMS AND CONDITIONS OF PURCHASE (Modified)


1. DELIVERY AND ACCEPTANCE - Time of delivery is of the essence of this purchase order. Acceptance of this purchase order shall be unqualified, unconditional, and subject to the terms and conditions herein. No additional or different terms and conditions, including those which appear in any quotation, acceptance or acknowledgment of Seller, shall be of any force or effect unless Buyer expressly agrees in writing to such additional or different terms and conditions. Seller agrees that it will not assert, as a defense to the enforcement of the conditions of this purchase order, any limitation set out in its acceptance or acknowledgment of this order. Upon acceptance, this purchase order shall constitute the entire agreement between Buyer and Seller unless otherwise agreed to in writing by both Buyer and Seller.

2. PACKING, MARKING AND SHIPPING - Shipments shall be routed in accordance with Buyer's instructions, and Seller agrees to reimburse Buyer for all expense incurred by Buyer as a result of improper packing, marking or routing. Buyer's purchase order number, part number, and Seller's shipment identification (SID) number will appear on each package and bill of lading. Goods for two or more of Buyer's locations will be shipped in separate packages for the different locations. Shipments in excess of those authorized may be returned to Seller, and Seller shall pay the transportation charges both ways for such shipments. Subject to item 8, CHANGES herein, Buyer may from time to time change shipping schedules previously furnished Seller, or direct temporary suspension of scheduled shipments. Buyer's count will be accepted as final on all shipments. Unless otherwise expressly agreed to in writing by Buyer, no charge shall be made by Seller for containers, crating, boxing, bundling, dunnage, drayage, or storage.

3. PERFORMANCE/DELAYS - (a) Seller agrees not to give any other customer of Seller any priority over Buyer in the allocation of Seller's production. (b) Timely delivery is essential; however, neither party shall be liable to the other for any material delay or failure to perform where such delay or failure is caused by events beyond the control of the affected party. The foregoing shall be subject to the affected party giving reasonable notice to the other party. In the event of a material delay or failure to perform by Seller, Buyer may, without waiving its right to seek damages caused by the delay, either terminate this purchase order or reject any partial or future performance, without further liability of Buyer, upon written notice to Seller.

4. INVOICES - Delay in receiving invoices, also errors and omissions on invoices, will be considered just cause for withholding payment without losing cash discount privileges.

5. TAXES - Buyer will not pay Seller any state or local sales, use, or similar tax unless Seller is required by law to collect such taxes from Buyer. Federal excise taxes charged to Buyer shall be separately stated or it shall be indicated as being included in the unit price. Seller agrees that no tax for which an exemption is indicated hereon or otherwise by Buyer is or will be included in the prices stated hereon, nor will they be subsequently charged. Seller agrees to pay any and all personal property and/or ad valorem taxes assessed or otherwise levied against any property placed in the hands of Seller by Buyer for the purpose of fulfilling this purchase order.

6. WARRANTY - Seller warrants that all goods and services covered by this order shall, at the time of delivery to Buyer, conform to the specifications, drawings, samples or other description upon which this order is based (software shall not be included for purposes of this order), shall be of good material and workmanship and free from defect. This warranty shall run to Buyer, its dealers, customers, and users of its products. Seller agrees to promptly replace or correct defects of any goods or services not conforming to the foregoing warranty provided the nonconforming item is returned to Seller promptly upon discovery of nonconformity, but in no case later than ninety (90) days after warranty period has expired. This warranty shall be void in the event, (i) the item fails, malfunctions or is damaged as the result of improper modifications or repairs, (ii) the item fails as the result of improper or insufficient maintenance, (iii) the item is damaged by accident or induced failure or (iv) the item is subjected to abuse or improper use.

NO OTHER WARRANTIES OR GUARANTEES, EXPRESSED OR IMPLIED INCLUDING
MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, ARISING BY LAW, CUSTOM, OR CONDUCT, SHALL BE APPLICABLE. THE RIGHTS AND REMEDIES PROVIDED HEREIN ARE EXCLUSIVE AND IN LIEU OF ANY OTHER RIGHTS OR REMEDIES.

7. INDEMNITY - Seller agrees to indemnify and save harmless Buyer, its agents and employees, against any claims, actions or demands against Buyer, its agents and employees, and against any damages, liabilities or expenses, for injury to or death of any person and for loss of or damage to any and all property arising out of a claim of defect in the materials, workmanship, or manufacture of products delivered under this agreement (software is not included for purposes of this order).

8. CHANGES - Buyer may at any time and from time to time make changes in the drawings, designs or specifications, method of shipping or packing, and the place of delivery of any goods and/or work covered hereby. Any such change is subject to negotiation of an equitable change in price and/or schedule.

9. PATTERNS, TOOLS AND DIES - All patterns, tools, dies, or other material furnished by Buyer to Seller, or which are specifically paid for by Buyer, and any replacement thereof, or anything affixed or attached thereto, shall be and remain Buyer's personal property. Such property, if it can reasonably be done, shall be plainly marked or otherwise adequately identified by Seller as "Property of Freightliner", and shall be safely stored separate and apart from Seller's property. Seller shall not substitute any property for such and shall not use such property except for filling Buyer's order. While in Seller's custody or control, such property shall be held at Seller's risk, and shall be subject to removal at Buyer's request.

10. RECALL OR REPAIR CAMPAIGN - In the event it is determined that a product of Seller purchased hereunder creates or contributes to a vehicle repair campaign or safety recall due to a vehicle defect, or non-compliance with the National Motor Vehicle and Traffic Safety Act, Seller shall pay the cost of repair or recall and correction, including labor and administrative costs, based upon Seller's proportionate responsibility for the defect or non-compliance. This section shall not limit Seller's liability under other provisions hereof.

11. WORK ON BUYER'S OR ITS CUSTOMERS' PREMISES - If Seller's work under this purchase order involves operations by Seller on the premises of Buyer, Seller shall take all necessary precautions to prevent the occurrence of any injury to person or property during the progress of such work. Seller agrees to indemnify and protect Buyer against all liabilities, claims, or demands for injuries or damage to any person or property growing out of the performance of this purchase order, and to pay Buyer's costs and expenses in connection with any thereof. Seller shall maintain such public liability property damage, and employer's liability and worker's compensation insurance as will protect Buyer from said risks and from any claims under any applicable worker's compensation, occupational disease, or similar act. Seller shall furnish certificates of insurance to Buyer at Buyer's request.

12.  INFRINGEMENT - Refer to Article X, paragraph B of this agreement.

13.  USE AND PROTECTION OF INFORMATION - Refer to Article VII of this agreement.

14. COMPLIANCE WITH LAWS - Seller agrees to comply with all applicable federal, state and local laws, regulations and ordinances and to indemnify Buyer against all liability for Seller's failure so to comply. The provisions of Executive Order 11246 relating to Equal Employment Opportunity, the Vietnam Era Veterans Readjustment Assistance Act of 1974, and the Rehabilitation Act of 1973 relating to handicapped persons, are made a part of this purchase order by reference.

15. RELATIONSHIP - Neither Seller nor its subcontractors or the employees or agents of any of them, shall be deemed to be Buyer's employees, or agents, it being understood that Seller and its subcontractors are independent contractors for all purposes and at all time, and Seller shall be wholly responsible for withholding or payment of all federal, state and local income and other payroll taxes with respect to its employees, including contributions from them and as required by law.

16. TERMINATION AT OPTION OF BUYER - At its option, Buyer may terminate all or a part of the work under this purchase order. In such case, Buyer shall have no liability with respect to goods or components procured, or work done, or supplies partially fabricated, in excess of authority contained in this order or in any shipment release and issued to Seller pursuant hereto. In no event shall Buyer be liable for prospective or anticipated profits by reason of such termination.

17. TERMINATION ON DEFAULT OF SELLER - By notice in writing to Seller, Buyer may terminate this purchase order, without liability except as hereinafter stated, upon (a) Seller's failure to conduct its operations in the normal course of business (including liability to meet its obligations as they occur) or(b) the instituting of any proceedings by or against Seller under the bankruptcy or insolvency laws, or (c) appointment or application for a receiver for Seller, or
(d) an assignment by Seller for the benefit of creditors, or (e) Seller's default in any other particular in the performance of this purchase order. Upon termination pursuant to this paragraph, Buyer shall pay Seller for deliveries previously made and not paid for,for materials and/or work-in-process as a direct result of an active delivery order or shipment release from Buyer, and for goods completed at the time of termination in accordance with this purchase order and subsequently delivered according to the purchase order or the shipment release and issued pursuant hereto.

18. ENFORCEMENT AND SEVERABILITY - Buyer's failure at any time to enforce any of the provisions of this purchase order or any right with respect thereto, or to exercise any option herein provided, shall in no way be construed to be a waiver of such provisions, rights, or options or in any way to affect the validity of this purchase order. This purchase order is to be governed by and construed under the laws of the State of Oregon. In the event that any one or more of the provisions contained herein shall for any reason to be held invalid and/or unenforceable in any respect, such invalidity/unenforceability shall not affect any other provision of this purchase order. This purchase order shall then be construed as if such invalid/unenforceable provision(s) had never been contained herein.

19. ELECTRONIC DATA INTERCHANGE - If Buyer and Seller use electronic data interchange for order processing, all transactions shall be in accordance with Buyer's electronic data interchange users manual.

20. HAZARDOUS SUBSTANCES/LABELS - Seller shall notify Buyer in writing upon receipt of this purchase order if goods sold hereunder are subject to laws or regulations relating to hazardous or toxic substances; or when disposed of, to regulations governing hazardous waste, or to any other environmental or safety and health regulations. Seller shall furnish all appropriate shipping certification and instructions for shipping, safety, handling, exposure, and disposal (including without limitation material data safety sheets) in a form sufficiently clear for use by Buyer's non-technical personnel and sufficiently specific to identify all action which the user must take concerning the material. All labels must conform to the ANSI Z535 standard for product safety labels.

21.  ASSIGNMENT - Refer to Article XI, paragraph F of this agreement.

22. HEADINGS - Captions and headings in this agreement are intended for ease of reference only and shall not in any manner affect the construction or meaning of this purchase order or the rights and obligations of the parties.